Exhibit 21             Subsidiaries of Fidelity Federal Bancorp


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

United Fidelity Bank, fsb                             United States of America

Village Capital Corporation                           Indiana
(subsidiary of United Fidelity Bank, fsb)

United Fidelity Finance                               Delaware
(subsidiary of United Fidelity Bank, fsb)